EXHIBIT 99.7

The Southern Connecticut Gas Company

Financial Statements (Unaudited)
For the Three Months Ended March 31, 2011 and 2010

Table of Contents

March 31, 2011 and 2010

Financial Statements (Unaudited)	Page(s)

Statements of Income	1

Statements of Comprehensive Income	1

Balance Sheets	2

Statements of Cash Flows	4

Statement of Changes in Common Stock Equity	5

The Southern Connecticut Gas Company
Statements of Income (Unaudited)

Three months ended March 31,	2011	2010
(Thousands)
Operating Revenues
Sales and services	$165,656	$151,460
Operating Expenses
Natural gas purchased	105,145	90,732
Other operating expenses	17,453	13,568
Maintenance	2,410	2,077
Depreciation and amortization	4,248	4,376
Other taxes	8,249	8,386
Total Operating Expenses	137,505	119,139
Operating Income	28,151	32,321
Other (Income)	(79)	(152)
Other Deductions	128	-
Interest Charges, Net	3,583	4,226
Income Before Income Taxes	24,519	28,247
Income Taxes	9,700	11,719
Net Income	$14,819	$16,528

The Southern Connecticut Gas Company
Statements of Comprehensive Income

Three months ended March 31,	2011	2010
(Thousands)
Net Income	$14,819	$16,528
Other Comprehensive Income, Net of Tax	152	116
Comprehensive Income	$14,971	$16,644

The Southern Connecticut Gas Company
Balance Sheets (Unaudited)

	March 31,	December 31,
	2011	2010
(Thousands)
Assets
Current Assets
Cash and cash equivalents	$1,647	$11,542
Accounts receivable and unbilled revenues, net	95,975	69,684
Affiliated accounts receivable	613	1,256
Natural gas in storage, at average cost	23,935	48,578
Materials and supplies, at average cost	1,055	883
Deferred income taxes	1,919	1,919
Prepaid taxes	1,500	1,853
Prepayments and other current assets	1,520	2,570
Total Current Assets	128,164	138,285
Utility Plant, at Original Cost
Natural gas	628,809	624,151
Less accumulated depreciation	168,104	165,966
Net Utility Plant in Service	460,705	458,185
Construction work in progress	1,274	2,375
Total Utility Plant	461,979	460,560
Other Property and Investments, Net	12,683	12,422
Regulatory and Other Assets
Regulatory assets
Unfunded future income taxes	13,672	21,725
Environmental remediation costs	2,314	2,522
Deferred purchase gas costs	389	14,922
Low income program	24,197	25,906
Pension and other postretirement benefits	77,207	65,937
Other	51,117	63,688
Total regulatory assets	168,896	194,700
Other assets
Goodwill	132,451	132,474
Other	5,994	6,110
Total other assets	138,445	138,584
Total Regulatory and Other Assets	307,341	333,284
Total Assets	$910,167	$944,551

The Southern Connecticut Gas Company
Balance Sheets (Unaudited)

	March 31,	December 31,
	2011	2010
(Thousands)
Liabilities
Current Liabilities
Current portion of long-term debt	$33,713	$33,713
Notes payable	-	7,000
Accounts payable and accrued liabilities	12,440	14,275
Accounts payable, natural gas purchased	29,786	29,165
Accounts payable to affiliates	346	1,047
Interest accrued	2,673	1,788
Taxes accrued	12,727	6,336
Other	10,102	11,863
Total Current Liabilities	101,787	105,187
Regulatory and Other Liabilities
Regulatory liabilities
Accrued removal obligation	84,181	83,377
Deferred income taxes	10,233	22,282
Pension benefits	9,738	10,070
Other	28,711	21,342
Total regulatory liabilities	132,863	137,071
Other liabilities
Deferred income taxes	4,912	5,666
Pension and other postretirement benefits	55,443	61,332
Asset retirement obligation	10,942	10,803
Other	12,733	12,947
Total other liabilities	84,030	90,748
Total Regulatory and Other Liabilities	216,893	227,819
Long-term debt	189,722	190,751
Total Liabilities	508,402	523,757
Commitments
Common Stock Equity
Common stock	18,761	18,761
Capital in excess of par value	396,071	396,071
Retained (deficit) earnings	(13,375)	5,806
Accumulated other comprehensive income	308	156
Total Common Stock Equity	401,765	420,794
Total Liabilities and Equity	$910,167	$944,551

The Southern Connecticut Gas Company
Statements of Cash Flows (Unaudited)

Three months ended March 31,	2011	2010
(Thousands)
Operating Activities
Net income	$14,819	$16,528
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	4,248	4,376
Amortization of regulatory and other assets and liabilities	(124)	(371)
Deferred income taxes and investment tax credits deferred, net	(5,295)	(3,465)
Pension expense	1,468	1,030
Changes in current operating assets and liabilities
Accounts receivable and unbilled revenues, net	(25,648)	(28,906)
Inventories	24,471	28,003
Prepayments and other current assets	1,403	5,585
Accounts payable and accrued liabilities	(1,915)	(3,009)
Interest accrued	885	1,659
Taxes accrued	6,391	16,459
Other current liabilities	(1,761)	(358)
Other assets	24,266	19,580
Other liabilities	(7,414)	(5,772)
Net Cash Provided by Operating Activities	35,794	51,339
Investing Activities
Utility plant additions	(4,428)	(3,017)
Investments, net	(261)	(204)
Net Cash Used in Investing Activities	(4,689)	(3,221)
Financing Activities
Notes payable three months or less, net	(7,000)	-
Dividends paid on common stock	(34,000)	(14,000)
Net Cash (Used in) Provided by Financing Activities	(41,000)	(14,000)
Net Increase in Cash and Cash Equivalents	(9,895)	34,118
Cash and Cash Equivalents, Beginning of Period	11,542	17,065
Cash and Cash Equivalents, End of Period	$1,647	$51,183

The Southern Connecticut Gas Company
Statement of Changes in Common Stock Equity (Unaudited)
(Thousands)

					Accumulated
	Common Stock				Other
	Outstanding $13.33 Par Value		Capital in	Retained	Comprehensive
	Shares	Amount	Excess of Par	Earnings (Deficit)	Income	Total
Balance, January 1, 2011	1,407	$18,761	$396,071	$5,806	$156	$420,794
Net income				14,819		14,819
Other comprehensive income, net of tax					152	152
Comprehensive income						14,971
Dividends				(34,000)		(34,000)
Balance, March 31, 2011	1,407	$18,761	$396,071	$(13,375)	$308	$401,765